SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) OCTOBER 6, 1998

                           CAPITAL RESERVE CORPORATION
             (Exact name of registrant as specified in its charter)

          COLORADO                     0-17232                    84-0888594
(State or other jurisdiction of      (Commission               (IRS Employer
       incorporation)                File Number)            Identification No.)


        #11-1861 BEACH AVENUE, VANCOUVER, BRITISH COLUMBIA V6G 1Z1 CANADA
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (604) 687-4828

           6732 WEST COAL MINE AVENUE, #504, LITTLETON, COLORADO 80128 (Former name or former address, if changed since last report)












Exhibit index on consecutive page 2                      Consecutive page 1 of 3



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On October 6, 1998, Ralph W. Newton, Jr. and Patricia L. Newton entered into an agreement to sell their shares of Class B Preferred Stock. Mr. and Mrs. Newton collectively own a majority of the outstanding shares of Class B Preferred Stock and as a class, the holders of Class B Preferred Stock have the right to elect a majority of the directors. The transaction is to close prior to December 31, 1998.

         In connection with the agreement to sell his shares, Mr. Newton and Linda M. Opfer resigned as officers and directors of the registrant. On October 6, 1998, Glen C. Loder was appointed as the President, Treasurer and a director, and Sharon M. Patmore was appointed as the Secretary and a director of the registrant.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable

ITEM 5.  OTHER EVENTS

         In connection with the appointment of new officers and directors, the registrant has moved its offices to #11-1861 Beach Avenue, Vancouver, British Columbia V6G 1Z1, Canada.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable

         (b)      Pro forma financial information: Not applicable

         (c)      Exhibits: None

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CAPITAL RESERVE CORPORATION



October 9, 1998                         By: /S/ GLEN C. LODER
                                            ------------------
                                                Glen C. Loder
                                                President



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